Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

XPO Logistics, Inc.:

We consent to the use in this Registration Statement on Form S-8 of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Charlotte, North Carolina

February 28, 2017